UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party Other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under §240.14a-12

NETEZZA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑  No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

4.	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing

Amount Previously Paid:

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Additional Materials Filed Pursuant to Rule 14a-6
     On or about October 12, 2010, Netezza Corporation (“Netezza”) mailed a definitive proxy statement relating to a special meeting of stockholders of Netezza to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on November 10, 2010, beginning at 10:00 a.m., local time. At the special meeting, Netezza stockholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 19, 2010, by and among International Business Machines Corporation (“IBM”), Onyx Acquisition Corp. (“Onyx”), a wholly owned subsidiary of IBM, and Netezza, as such agreement may be amended from time to time. If the merger agreement is adopted and the merger described in the merger agreement is completed, Netezza will become a wholly owned subsidiary of IBM, and Netezza stockholders will be entitled to receive $27.00 in cash, without interest and less any applicable withholding taxes, for each share of Netezza common stock owned by them as of the date of the merger.
     As disclosed in the definitive proxy statement, and following the announcement of the merger agreement, Netezza and its directors were named as defendants in four putative class actions brought by Netezza stockholders. The first, which names IBM as an additional defendant, was filed on September 21, 2010 in the Court of Chancery of the State of Delaware, and is captioned Anthony Kolton v. Netezza Corporation, et al., C.A. No. 5836. The second, which names Netezza, certain of its directors, certain of its officers, IBM and Onyx as defendants, was filed on September 22, 2010 in the Middlesex Superior Court of the Commonwealth of Massachusetts, and is captioned Adam Walker v. Netezza Corporation, et al., C.A. No. 10-3583. The third, which names Netezza, its directors and a former director as defendants, is captioned Oklahoma Law Enforcement Retirement System v. Netezza Corporation, et al., C.A. No., 1:10 cv 11644-JLT, and was filed on September 27, 2010 in the United States District Court of the District of Massachusetts. The fourth, which names Netezza, its directors, IBM and Onyx as defendants, was filed on September 29, 2010 in the Court of Chancery of the State of Delaware, and is captioned Erste-Sparinvest KAG v. Netezza Corporation, et al., C.A. No. 5858.
     The four actions, purportedly brought on behalf of a class of Netezza stockholders, generally allege that Netezza’s directors purportedly breached their fiduciary duties in connection with the proposed merger by failing to maximize shareholder value and obtain the best financial terms. On October 5, 2010, the Erste-Sparinvest KAG Delaware plaintiff amended its complaint to further allege that Netezza failed to disclose material information concerning the proposed merger. All of the complaints include requests for declaratory, injunctive and other equitable relief, including to enjoin Netezza and IBM from consummating the merger, in addition to fees and costs.
     On October 1, 2010, Netezza filed a motion to stay the proceedings in the Massachusetts federal court Oklahoma Law Enforcement Retirement System matter pending final judgment of the matters in the Court of Chancery of the State of Delaware. On October 15, 2010, the plaintiff in the Massachusetts federal court action advised the Court that it does not oppose Netezza’s motion to stay.

     On October 4, 2010, both Netezza and IBM served motions to stay the proceedings in the Massachusetts state court Walker matter pending final judgment of the matters in the Court of Chancery of the State of Delaware. On October 22, 2010, Netezza filed its motion to stay with the Court, and notified the Court that no opposition to the motion to stay had been received by Netezza within the time allowed by the applicable rules for the Massachusetts state court plaintiff to serve his opposition. On November 1, 2010, IBM filed its motion to stay with the Court, and notified the Court that no opposition to the motion to stay had been received by IBM within the time allowed by the applicable rules for the Massachusetts state court plaintiff to serve his opposition.
     On October 6, 2010, the Erste-Sparinvest KAG Delaware plaintiff filed a motion for expedited proceedings and a motion for preliminary injunction. On October 8, 2010, the plaintiffs in the two Delaware actions submitted to the Court a proposed order consolidating for all purposes their two actions in the Court of Chancery of the State of Delaware (and advised the Court that the defendants do not oppose consolidation). The Court consolidated these actions by Order dated October 18, 2010. The consolidated action is captioned In re Netezza Corporation Shareholder Litigation, Consolidated C.A. No. 5858-VCS (“Consolidated Delaware Action”), and the amended complaint filed by the Erste-Sparinvest KAG plaintiff is the operative complaint in the Consolidated Delaware Action.
     In an effort to minimize the cost and expense of litigating such lawsuits, on October 25, 2010, Netezza, the other defendants and the plaintiffs reached an agreement in principle to settle the Consolidated Delaware Action. Pursuant to the terms of the agreement in principle, reflected in a memorandum of understanding dated October 29, 2010, the parties agreed that Netezza would make certain additional disclosures to its stockholders beyond the information provided in the definitive proxy statement. Those additional disclosures are set forth below under the heading “ADDITIONAL DISCLOSURES.” The settlement contemplated by the agreement in principle will not change any of the terms of the merger or the merger agreement.
     The settlement contemplated by the agreement in principle is subject to documentation, court approval, completion of satisfactory confirmatory discovery by plaintiffs’ counsel, dismissal of the Consolidated Delaware Action with prejudice, and consummation of the merger. Upon Court approval, the settlement contemplated by the agreement in principle will resolve all of the claims that were or could have been brought in the Consolidated Delaware Action, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith.
     Netezza and the other defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the lawsuits described above, including that they have committed any violations of law or breach of fiduciary duty, that they have acted improperly in any way, or that they have any liability or owe any damages of any kind to the plaintiffs or to the purported class, and specifically deny that any further supplemental disclosure is required under any applicable rule, statute, regulation or law or that the Netezza directors failed to maximize stockholder value by entering into the merger agreement with IBM and Onyx. The settlement contemplated by the agreement in principle is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. However, to avoid the risk of delaying or otherwise imperiling the merger, and to provide additional information to Netezza’s stockholders at a time and in a manner that would not cause any delay of the merger, Netezza and its directors agreed to the settlement described above. The parties considered it desirable that the action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the matter.
     The following information supplements the definitive proxy statement and should be read in conjunction with the definitive proxy statement. All page references in the information below shall refer to those contained in the definitive proxy statement, and terms used below shall have the meanings set forth in the definitive proxy statement.
ADDITIONAL DISCLOSURES
Background of the Merger
     In addition to the information disclosed on page 18 of the proxy statement regarding the July 16, 2010 meeting of the special committee formed by Netezza’s board of directors to facilitate the evaluation and consideration of a possible strategic transaction, which involved a discussion of potential acquirers, including a potential acquisition by IBM, Netezza notes that the 12 potential strategic acquirers (including IBM) identified by Qatalyst and reviewed by the special committee and Qatalyst represented a broad range of companies, including companies that are primarily software companies, consulting or services companies, computer hardware companies, data storage and warehousing companies, data integration companies, and companies whose product offerings include combined hardware, software and services solutions. Based on preliminary discussions with members of Netezza’s board and management and its own knowledge of the industry, Qatalyst had classified each of the 12 potential acquirers as having a higher, medium, or lower likelihood of interest in a potential strategic transaction with Netezza.
     Given the nature of Netezza’s business, the special committee believed that companies that already had in place the sales force and distribution channels needed to market and support a combined hardware and software product would best fit with Netezza’s product offering and be the most likely to be interested in a potential strategic transaction with Netezza and thus the most likely to offer maximum value for Netezza. The special committee decided to recommend to the board, and thereafter, following discussion, the board instructed Qatalyst to approach three companies — Company A, Company B and Company C — that (in addition to IBM) best fit this profile. These three companies and IBM were classified as having a higher or medium likelihood of interest in a potential strategic transaction with Netezza. Both the special committee and the board decided not to approach those companies among the twelve candidates that are primarily software, consulting or services companies. Although Qatalyst had classified another company as having a medium likelihood of interest, in the special committee’s and board’s judgment, that company was unlikely to be interested in a potential transaction with Netezza because it is a relatively new player in the data analytics market and its product portfolio is still insufficiently developed to make its acquisition of Netezza a good strategic fit. Similarly, the special committee and board decided not to approach another company who is a Netezza competitor with a product offering similar to Netezza’s. The special committee and the board also decided that another company that had recently announced the acquisition of one of Netezza’s competitors would not, in their judgment, be a likely potential acquirer.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Any statements in these definitive additional materials about future expectations, plans and prospects for Netezza, including statements about the expected timetable for consummation of the proposed transaction among IBM, Onyx and Netezza, and any other statements about IBM, Onyx and Netezza, or about Netezza’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of Netezza stockholder approval; the regulatory approvals or court approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; Netezza’s dependence on a single product family for nearly all of its revenue; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the Securities and Exchange Commission (the “SEC”), and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in these additional materials, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
The information contained herein may be deemed to be solicitation material in respect of the proposed acquisition of Netezza by IBM. In connection with the proposed acquisition, Netezza has filed a proxy statement in preliminary and definitive form with the SEC. STOCKHOLDERS OF NETEZZA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETEZZA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents are also available for free from Netezza by contacting Netezza’s Investor Relations at 508-382-8200 or ir@netezza.com.

Participants in Solicitation
IBM and its directors and executive officers, and Netezza and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netezza common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Netezza is set forth in the proxy statement for Netezza’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 7, 2010. As of September 27, 2010, Netezza’s directors and executive officers beneficially owned approximately 3,851,497 shares of Netezza common stock, or 5.9% of the outstanding shares of Netezza common stock as of such date. In addition, certain of Netezza’s executive officers have entered into employment or transition arrangements with IBM, which will become effective as of the closing of the merger. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition filed with the SEC on October 12, 2010.